Exhibit 6

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors
Husky Energy Inc.

     We consent to the use of our report dated February 5, 2003 included in this annual report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     We also consent to the incorporation by reference of our report in the Registration Statement of Husky Energy Inc. on Form F-9 (No. 333-89714).

(Signed) KPMG LLP
Chartered Accountants

Calgary, Canada
March 26, 2003